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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Northern Border Pipeline Company:

We consent to the incorporation by reference in the registration statement on Form S-3 of TC PipeLines, LP, dated December 22, 2004, of our report dated January 27, 2004, with respect to the balance sheets of Northern Border Pipeline Company as of December 31, 2003 and 2002, and the related statements of income, comprehensive income, cash flows, and changes in partners' equity for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in TC PipeLines, LP annual report on Form 10-K for the year ended December 31, 2003, and to the reference to our firm under the heading "Experts" in the prospectus.

Omaha, Nebraska
December 22, 2004

KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative.

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EXHIBIT 23.2